EXHIBIT 99.1

ANNUAL
MEETING
MAY 21, 2008

© 2008 Schawk, Inc. All Rights Reserved
05.21.08
FORWARD LOOKING STATEMENT
Certain statements in this presentation are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended and are subject to the safe harbor created thereby. These statements are made based upon current expectations and beliefs that are subject to risk and uncertainty. Actual results might differ materially from those contained in the forward-looking statements because of factors, such as, among other things, our ability to remedy known internal control deficiencies and weaknesses and the discovery of future control deficiencies or weaknesses, which may require substantial costs and resources to rectify; unanticipated difficulties associated with additional accounting issues, if any, which may cause our investors to lose confidence in our reported financial information and may have a negative impact on the trading price of our stock; higher than expected costs, or unanticipated difficulties associated with, integrating the acquired operations; higher than expected costs associated with compliance with legal and regulatory requirements; the strength of the United States economy in general and specifically market conditions for the consumer products industry; the level of demand for Schawk's services; loss of key management and operational personnel; our ability to implement our growth strategy; the stability of state, federal and foreign tax laws; our continued ability to identify and exploit industry trends and exploit technological advances in the imaging industry; our ability to implement restructuring plans; the stability of political conditions in Asia and other foreign countries in which we have production capabilities; terrorist attacks and the
U.S. response to such attacks; as well as other factors detailed in Schawk, Inc.'s filings with the Securities and Exchange
Commission.

05.21.08
Note: Record operating cash flow and operating income based on comparison to prior years results, as restated.
2007 ACCOMPLISHMENTS
❑ TURN-AROUND IN EUROPE
❑ RECORD OPERATING CASH FLOW OF $70.4 MILLION
❑ RECORD OPERATING INCOME OF $60.2 MILLION
❑ AGAIN NAMED THE “BEST OF THE BEST WORKPLACE IN THE AMERICAS” IN
 THE GRAPHIC ARTS INDUSTRY BY PRINTING INDUSTRIES OF AMERICA.

ITEMS IMPACTING REVENUE
YEAR ENDED DECEMBER 31, 2007
❑ CONSUMER PRODUCTS PACKAGING ACCOUNTS REVENUE, WHICH REPRESENT
 APPROXIMATELY TWO-THIRDS OF TOTAL REVENUE, INCREASED 8.3%
 ▪ ACQUISITIONS CONTRIBUTED 2.7 POINTS TO THE INCREASE
 ▪ ORGANIC GROWTH WAS 5.0%
 ▪ INCREASED VOLUME EXPERIENCED IN ALL GEOGRAPHIES
❑ ADVERTISING AND RETAIL ACCOUNTS REVENUE DECREASED 13.5% (5.7% OF
 WHICH WAS THE LOSS OF A RETAIL ACCOUNT IN THE FIRST QUARTER OF 2007)
 ▪ DUE PRIMARILY TO FEWER AD PAGES BEING PRODUCED IN 2007 VERSUS
 2006 AND THE LOSS OF A SIGNIFICANT RETAIL ACCOUNT IN EARLY 2007
❑ ENTERTAINMENT ACCOUNTS REVENUE DECREASED 4.9%
 ▪ PRIMARILY DUE TO SOFTNESS IN THE ENTERTAINMENT INDUSTRY IN L.A.

© 2008 Schawk, Inc. All Rights Reserved
05.21.08
STRATEGIC GROWTH
OUR 5-YEAR PLAN, WHICH WAS ANNOUNCED IN MAY 2003, INCLUDED THE
 FOLLOWING GOALS:
❒ ACHIEVE AVERAGE 20% ANNUAL TOP LINE GROWTH OVER 5 YEARS
        CONSISTING OF ORGANIC AND ACQUISITION GROWTH
❒    ACHIEVE LOW TO MID-TEEN OPERATING MARGIN PERCENTAGES
❒    ACHIEVE MID-TEEN PERCENTAGE AVERAGE ANNUAL GROWTH IN
        EARNINGS OVER 5 YEARS
❒    ACHIEVE VISION TO PROVIDE COMPREHENSIVE SOLUTIONS TO
        INDUSTRY-LEADING CLIENTS ON A GLOBAL BASIS

1
© 2008 Schawk, Inc. All Rights Reserved
05.21.08
($ in millions)
($ in millions)
SALES CAGR= 28.3%
OP MARGIN 5 Year Avg. = 12.4%
DILUTED EPS CAGR= 15.4%
OPERATING INCOME CAGR= 21.6%
HISTORICAL RESULTS

© 2008 Schawk, Inc. All Rights Reserved
05.21.08
LONG TERM PERFORMANCE
 AN INVESTMENT IN SCHAWK STOCK 5 YEARS AGO, ON DECEMBER 31, 2002 AT $9.91
 PER SHARE, WOULD HAVE RESULTED IN A 10.3% COMPOUNDED AVERAGE ANNUAL
 RETURN (INCLUDING DIVIDENDS) AS OF DECEMBER 31, 2007
  Note: Historical performance is not necessarily indicative of future performance

© 2008 Schawk, Inc. All Rights Reserved
05.21.08
2008 FOCUS
❒   CONTINUE OUR STRATEGY OF ACQUIRING, INTEGRATING AND OPERATING
 COMPANIES
❒   STRONG, MOTIVATED MANAGEMENT FOCUSED ON CAPITALIZING ON
 OPPORTUNITIES WITH NEW AND EXISTING CLIENTS
❒   CONFIDENCE IN OUR ABILITY TO ACHIEVE REAL COST & OPERATING SYNERGIES
❒    STRONGER INFRASTRUCTURE SHOULD HELP DRIVE TOP AND BOTTOM LINE
 GROWTH
❒  FOCUS ON BEST-PRACTICE SOLUTIONS THAT DELIVER AGAINST CLIENT NEEDS
❒  FOCUS ON REMEDIATION OF INTERNAL CONTROL WEAKNESSES

FINANCIAL UPDATE

© 2008 Schawk, Inc. All Rights Reserved
05.21.08
INTERNAL CONTROLS REMEDIATION
❑ AUGMENTED COMPANY’S QUARTERLY FINANCIAL PROCEDURES TO ALLOW FOR MORE
 SUBSTANTIVE REVIEW OF FINANCIAL RESULTS
 ▪ EXTERNAL AUDITORS (E&Y) HAVE ALSO ADJUSTED THEIR QUARTERLY REVIEW
      PROCEDURES TO BE MORE SUBSTANTIVE UNTIL COMPANY REMEDIATES CONTROL
      ISSUES
❑ COMPANY HAS ADDED ADDITIONAL RESOURCES TO SUPPORT THE AFOREMENTIONED
 ADDITIONAL REVIEW ACTIVITIES AND SUPPORT REMEDIATION ACTIVITIES
❑ COMPANY HAS COMMENCED A PROJECT TO IDENTIFY REMEDIATION ACTION PLANS
 TO EFFECTIVELY RESOLVE MATERIAL WEAKNESSES AND OTHER SOX ISSUES
 ▪ ENGAGED “BIG FOUR” FIRM TO ASSIST COMPANY IN THIS EFFORT
❑ EXPECT TO HAVE AN ACTIONABLE PLAN BY END OF JUNE, AND BEGIN FORMAL
 REMEDIATION ACTIVITIES IN JULY
 ▪ EXPECT TO HAVE SUBSTANTIALLY COMPLETED REMEDIATION BY YEAR END
      WITH TESTING CONTINUING INTO 2009

© 2008 Schawk, Inc. All Rights Reserved
05.21.08
PROGRESS ON Q1 REPORTING
❑ FILED FORM 10-K ON APRIL 28 - SIX WEEKS LATE
❑ MAY 12 - ORIGINAL DUE DATE FOR FORM 10-Q
❑ PRESENT EXPECTATION IS TO REPORT BEFORE END OF JUNE
❑ DELAY PRIMARILY DUE TO:
 ▪ THE NEED TO COMPLETE A MORE SUBSTANTIVE REVIEW OF FINANCIAL
 RESULTS AS A RESULT OF THE IDENTIFIED INTERNAL CONTROL
 WEAKNESSES, WHICH REQUIRES MORE TIME AND EFFORT
 ▪ TIME AND RESOURCES DEDICATED TO RESTATING PRIOR PERIOD RESULTS
 AND WORKING THROUGH RELATED ACCOUNTING ISSUES, WHICH PUSHED
 BACK THE SCHEDULE FOR PREPARING AND REVIEWING FIRST QUARTER
 RESULTS
❑ BEST PRACTICE IS TO WAIT FOR COMPLETION OF EXTERNAL AUDITOR’S (E&Y)
 REQUISITE QUARTERLY REVIEW BEFORE ISSUING RESULTS